EXHIBIT 23.03


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-4 of Integrated Health Services, Inc. (IHS) of our report dated September 18, 1997 (October 21, 1997 as to Note 1), appearing in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1997, which report appears in the Form 8-K dated October 21, 1997, as amended, of IHS, and to the reference to us under the heading experts in the registration statement.



Deloitte & Touche LLP

Orlando, Florida
December 8, 1997